SCHEDULE 14C
(Rule 14a-101)

Consent Solicitation Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Consent solicitation statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☒	Definitive Information Statement

SMARTVIDEO TECHNOLOGIES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4) Proposed maximum aggregate value of transaction:

5) Total fee paid:

☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid: _________________________________________________________________

2) Form, Schedule or Registration No.: _________________________________________________________

3) Filing Party: ___________________________________________________________________________

4) Date Filed: ____________________________________________________________________________

SMARTVIDEO™ TECHNOLOGIES, INC.
3505 Koger Boulevard
Suite 400
Duluth, Georgia 30096

To All Stockholders of
SmartVideo™ Technologies, Inc.:

The written consent of the holders of record of the common stock, par value $0.001 per share (the “Common Stock”), and Series A-1 Convertible Preferred Stock, par value $0.001 per share (the “Preferred Stock” and, together with the Common Stock, the “Capital Stock”) of SmartVideo™ Technologies, Inc. (the “Company”), at the close of business on December 18, 2006, is requested by the Company’s directors with regard to the following:

▪
To consider and approve an amendment and restatement to the Company's Certificate of Incorporation to change the Company’s name to uVuMobile, Inc. and to remove the reference therein to the initial directors (the “Proposal”).

Only stockholders of record as of the close of business on December 18, 2006 are entitled to notice of this solicitation and to give their consent with respect to the Proposal.

The Proposal is more fully described in the accompanying Consent Solicitation Statement, which forms a part of this Notice. We encourage you to read these materials carefully.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU CONSENT TO THE PROPOSAL. PLEASE INDICATE YOUR CONSENT EITHER (i) BY TELEPHONE, AS DIRECTED ON THE ENCLOSED WRITTEN CONSENT FORM; (ii) OVER THE INTERNET, AS DIRECTED ON THE ENCLOSED WRITTEN CONSENT FORM; OR (iii) BY COMPLETING, SIGNING, AND DATING THE ENCLOSED WRITTEN CONSENT FORM AND RETURNING IT IN THE ENCLOSED SELF-ADDRESSED ENVELOPE, IN EACH CASE, BY APRIL 9, 2007 (SUBJECT TO EXTENSION AS DESCRIBED IN THE CONSENT SOLICITATION STATEMENT).

By order of the Board of Directors

Glenn H. Singer
Chairman of the Board

February 14, 2007

NO MATTER HOW MANY SHARES YOU OWNED
ON THE RECORD DATE, YOUR CONSENT IS IMPORTANT.

PLEASE INDICATE YOUR CONSENT EITHER (i) BY TELEPHONE, AS DIRECTED ON THE ENCLOSED WRITTEN CONSENT FORM; (ii) OVER THE INTERNET, AS DIRECTED ON THE ENCLOSED WRITTEN CONSENT FORM; OR (iii) BY COMPLETING, SIGNING, DATING, AND RETURNING THE ENCLOSED CONSENT FORM IN THE ENVELOPE PROVIDED, WHICH IS ADDRESSED FOR YOUR CONVENIENCE AND NEEDS NO POSTAGE IF MAILED IN THE UNITED STATES.

SMARTVIDEO™ TECHNOLOGIES, INC.
3505 Koger Boulevard
Suite 400
Duluth, Georgia 30096

CONSENT SOLICITATION STATEMENT
PURSUANT TO SECTION 14 OF THE SECURITIES EXCHANGE ACT OF 1934
AND REGULATION 14C AND SCHEDULE 14C THEREUNDER

Date: February 14, 2007

This Consent Solicitation Statement and the enclosed written consent form (“Consent Form”) are being mailed in connection with the solicitation of written consents by the Board of Directors (“Board of Directors”) of SmartVideo™ Technologies, Inc. (the “Company”). These materials pertain to the approval of the amendment and restatement of our Certificate of Incorporation to change the name of the Company to uVuMobile, Inc. and to remove the reference therein to the initial directors (the “Proposal”). The proposed Amended and Restated Certificate of Incorporation is attached hereto as Exhibit A. The Board of Directors hereby requests consent from the holders of the Company's Common and Preferred Stock. Please indicate your consent either (i) by TELEPHONE, as directed on the enclosed Consent Form; (ii) over the INTERNET, as directed on the enclosed Consent Form; or (iii) by COMPLETING, SIGNING, DATING and MAILING the enclosed Consent Form using the enclosed self-addressed envelope.

This Consent Solicitation Statement and the accompanying Consent Form are first being mailed on or about February 9, 2007 to holders of record of capital stock as of the close of business on December 18, 2006 (the “Record Date”).

Requests for information regarding this Consent Solicitation Statement may be directed to the attention of Ronald A. Warren, the Company’s Secretary, at (770) 279-3100 or delivered in writing to the Company at its principal executive office located at 3505 Koger Boulevard. Suite 400, Duluth, Georgia 30096.

VOTING SECURITIES AND VOTES REQUIRED

At the close of business on the Record Date, the Company had 47,217,284 issued and outstanding shares of common stock, par value $0.001 per share (the “Common Stock”) and 2,633,333 issued and outstanding shares of Series A-1 Convertible Preferred Stock, par value $0.001 per share (the “Preferred Stock” and, together with the Common Stock, the “Capital Stock”). Each share of Capital Stock is entitled to one vote on the Proposal.

The Proposal requires the consent of a majority of the outstanding shares of Capital Stock entitled to vote hereon. Abstentions (including failures to return or date written consent forms) and broker non-votes (e.g., if a broker does not receive instructions from the beneficial owner of shares of Capital Stock held in street name) have the same effect as not giving consent and will constitute a vote against the Proposal. Persons who beneficially own shares of Capital Stock which are held by a bank or broker and who have the power to vote or to direct the voting of such shares can only vote using the proxy or the voting information form provided by the bank or broker.

Please indicate your consent either (i) by TELEPHONE, as directed on the enclosed Consent Form; (ii) over the INTERNET, as directed on the enclosed Consent Form; or (iii) by COMPLETING, SIGNING, DATING and MAILING the enclosed Consent Form using the enclosed self-addressed envelope, in each case as soon as possible and in no event later than April 9, 2007 (the “Expiration Date”). Under certain circumstances, the Company may extend the Expiration Date in accordance with Delaware law. If the Expiration Date is extended, the Company will issue a press release on or before 9:00 a.m. (EST) on the day following the Expiration Date. Any stockholder has the power to revoke its consent by delivering written notice of such revocation to the Secretary of the Company at the address of the Company stated above at any time before the earliest to occur of (1) the date on which a majority of the outstanding shares of Capital Stock have consented to the amendment and restatement of the Certificate of Incorporation or (2) the Expiration Date.

The Board of Directors is not aware of any matters to be considered by the stockholders other than the amendment and restatement of the Certificate of Incorporation.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THIS IS A REQUEST FOR SHAREHOLDER APPROVAL BY WRITTEN CONSENT. YOU ARE REQUESTED TO INDICATE WHETHER YOU APPROVE OF THE PROPOSED CORPORATE ACTIONS IN ONE OF THE MANNERS SPECIFIED ON THE CONSENT FORM ON OR BEFORE THE EXPIRATION DATE.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of February 13, 2007, certain information known to the Company with respect to the beneficial ownership of its Capital Stock, by (i) each person known by the Company to be the beneficial owner of more than 5% of the Company’s outstanding Capital Stock, (ii) each required executive officer and director of the Company, and (iii) all directors and executive officers as a group. Except as otherwise indicated, the Company believes that the beneficial owners of the Capital Stock listed below, based on information furnished by such owners, have sole investment and voting power with respect to their shares.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned (1)	Percentage Shares Beneficially Owned
Richard E. Bennett, Jr. (2)	3,510,000	6.3%
William R. Dunavant (3)	3,531,940	6.3%
Robert J. Walters (4)	1,000,000	1.8%
Wachovia Corporation (4)	1,789,400	3.2%
Michael E. Criden (5)	3,216,664	5.5%
Glenn H. Singer (6)	4,322,500	7.3%
Justin A. Stanley (7)	718,792	1.3%
David Ross (8)	696,250	1.2%
William J. Loughman (9)	163,125	*
John E. Abdo (10)	1,100,000	1.9%
David S. Oros (11)	62,500	*
Tony Novia (12)	150,000	*
Tom Parrish (13)	112,500	*
Scott Hughes (14)	1,603,750	2.8%
All directors and executive officers as a group (10 persons)	12,221,081	21.9%

*	Less than 1%.
(1)
Beneficial ownership is determined in accordance with the rules of the SEC. Shares of common stock (a) subject to options or warrants currently exercisable or exercisable within 60 days of February 13, 2007 or (b) into which shares of Preferred Stock are convertible, are deemed outstanding for computing the percentage ownership of the stockholder holding the options, warrants or Preferred Stock, as applicable, but are not deemed outstanding for computing the percentage ownership of any other stockholder. Unless otherwise indicated in the footnotes to this table, we believe that stockholders named in the table have sole voting and sole investment power with respect to the shares set forth opposite such stockholder’s name. Unless otherwise indicated, the officers, directors and stockholders can be reached at our principal offices. As of February 13, 2007, the Company had 55,925,617 shares of Capital Stock outstanding (which includes 2,566,666 shares of Preferred Stock currently convertible into one share of Common Stock each).

(2)	Represents 3,510,000 shares of common stock held by a trust for the benefit of Richard E. Bennett, Jr.
(3)	Represents 3,531,940 shares of common stock held by a trust for the benefit of William R. Dunavant.
(4)	Represents 1,000,000 shares of common stock held by Robert J. Walters and 1,789,400 shares of common stock held in a brokerage account at Wachovia Corporation for the benefit of Robert J. Walters.
(5)
Represents 966,666 shares of common stock into which Mr. Criden’s shares of the Preferred Stock are convertible, three warrants to purchase an aggregate of 1,899,998 shares of common stock at an exercise price of $1.25 per share, and options to purchase 395,000 shares of common stock at exercise prices ranging from $1.20 per share to $1.91 per share; of which options to purchase 350,000 shares are exercisable within 60 days of February 13, 2007.

(6)
Represents 160,000 shares of common stock, 15,000 shares of common stock held in a custodial account for his children, 1,200,000 shares of common stock into which Mr. Singer’s shares of the Preferred Stock are convertible, six warrants to purchase an aggregate of 2,560,000 shares of common stock at exercise prices ranging from $1.25 per share to $2.50 per share, and options to purchase 470,000 shares of common stock at exercise prices ranging from $1.02 per share to $1.91 per share; of which options to purchase 387,000 shares are exercisable within 60 days of February 13, 2007. The warrants were issued in the name of GHS Holdings Limited Partnership, a company that Mr. Singer controls.

(7)
Represents 249,114 shares of common stock held by Mr. Stanley, 10,000 shares of common stock held in a custodial account for his children, two warrants to purchase an aggregate of 105,928 shares of common stock at exercise prices ranging from $0.75 to $2.50 per share, and options to purchase 410,000 shares of common stock at exercise prices ranging from $0.90 per share to $1.91 per share; of which options to purchase 353,750 shares are exercisable within 60 days of February 13, 2007.

(8)
Represents options to purchase 1,300,000 shares of common stock at exercise prices ranging from $1.31 per share to $2.10 per share; of which 696,250 are exercisable within 60 days of February 13, 2007.

(9)
Represents 40,000 shares of common stock held my Mr. Loughman, one warrant to purchase an aggregate of 40,000 shares of common stock at an exercise price of $2.50 per share, and options to purchase 105,000 shares of common stock at exercises prices ranging from $1.31 per share to $1.95 per share; of which options to purchase 83,125 shares of common stock are exercisable within 60 days of February 13, 2007.

(10)
Represents 480,000 shares held by a trust for the benefit of John E. Abdo and one warrant to purchase an aggregate of 480,000 shares of common stock at an exercise price of $2.50 per share, and options to purchase 335,000 shares of common stock at exercise prices ranging from $0.97 per share to $1.31 per share; of which options to purchase 140,000 shares are exercisable within 60 days of February 13, 2007.

(11)	Represents options to purchase 250,000 shares of common stock; 62,500 of which are exercisable at $1.02 per share within 60 days of February 13, 2007.
(12)
Represents options to purchase 400,000 shares of common stock; 125,000 of which are exercisable at $1.48, 12,500 of which are exercisable at $1.40, and 12,500 of which are exercisable at $1.31, in each case, within 60 days of February 13, 2007.

(13)
Represents options to purchase 350,000 shares of common stock; 100,000 of which are exercisable at $.151 and 12,500 of which are exercisable at $1.31, in each case, within 60 days of February 13, 2007.

(14)
Represents options to purchase 1,630,000 shares of common stock; 100,000 of which are exercisable at $1.00, 1,500,000 of which are exercisable at $1.55, and 3,750 of which are exercisable at $1.31, in each case, within 60 days of February 13, 2007.

PROPOSAL - AMENDMENT AND RESTATEMENT TO CERTIFICATE OF INCORPORATION

The Company proposes to amend and restate its Certificate of Incorporation to change the name of the Company from to uVuMobile, Inc. and to remove the reference to the initial directors therein. The proposed Amended and Restated Certificate of Incorporation is attached hereto as Exhibit A.

Purpose of amendment and restatement.

The Board of Directors believes that changing the Company’s name to uVuMobile™ is in the best interest of the Company because the new name better reflects the long-term growth strategy of the Company, which is to include an expanded line of product offerings.

Under the proposed new name of uVuMobile™, the Company expects to offer entertainment brands, carriers, developers, aggregators, distribution partners and other players in the mobile value chain more than just the Company's mobile video subscription services. More specifically, the Company is developing a full suite of new products and platforms, which are expected to include backend media hosting, application development, mobile marketing, messaging, content aggregation, billing, advertising and other services directed towards the mobile business-to-business market.

For approximately six months, the Company has been under the new direction of President and CEO Dave Ross, who has focused efforts on establishing a seasoned senior management team and developing new technologies for delivering new product offerings and platforms to the mobile marketplace. Thus, whereas the name SmartVideo™ reflects the Company’s historical identity and image of the Company’s past sole focus, which was delivering a direct to consumer offering of live TV and video on demand to smartphones, the proposed name of uVuMobile™ better reflects the corporate brand and new products the Company envisions creating and deploying for the future.

The additional amendment to the Certificate of Incorporation, deleting the reference to the initial directors, is a minor procedural amendment that will have no effect on the current Board of Directors or the management of the Company. The Amended and Restated Certificate of Incorporation also reflects all amendments previously made to the Certificate of Incorporation in accordance with Delaware law.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSAL.

IF YOU HAVE ANY QUESTIONS REGARDING THIS CONSENT SOLICITATION STATEMENT AND/OR
THE PROPOSAL, PLEASE CONTACT
Ronald A. Warren
Secretary
3505 Koger Boulevard
Suite 400
Duluth, Georgia 30096
(770) 279-3100.

SMARTVIDEO™ TECHNOLOGIES, INC.
3505 Koger Boulevard
Suite 400
Duluth, Georgia 30096

CONSENT
THIS CONSENT IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF SMARTVIDEO™ TECHNOLOGIES, INC.

The undersigned stockholder of Smartvideo™ Technologies, Inc. (the “Company”) as of December 18, 2006 hereby consents, pursuant to Section 242 of the Delaware General Corporation Law, with respect to all shares of Common Stock, par value $0.001 per share and Preferred Stock, par value $0.001 per share, of the Company held by the undersigned, to the taking of the actions set forth below without a meeting of the stockholders of the Company.

Proposal:
To approve an amendment and restatement to the Company's Certificate of Incorporation to change the name of the Company to uVuMobile, Inc. and to remove the reference to the initial directors therein. In order to effectuate these amendments, the Company is seeking your approval of the Amended and Restated Certificate of Incorporation attached hereto as Exhibit A.

□ CONSENT	□ WITHHOLD CONSENT	□ ABSTAIN

If no space is marked above with respect to the Proposal, the undersigned will be deemed to consent to the Proposal.

The provisions of the Consent Solicitation Statement of the Company, which more fully set forth the terms of the Proposal, are incorporated herein by reference.

HOW TO VOTE YOUR SHARES

Vote Your Consent on the Internet
Go to www.coninentalstock.com.
Have this Consent Form available when you access the Website. Follow the prompts to vote your shares.

Vote Your Consent by Phone
Call 1-866-894-0537
Use any touch-tone telephone to vote your Consent. Have this Consent Form available when you call. Follow the voting instructions to vote your shares.

PLEASE DO NOT RETURN THIS CONSENT FORM IF YOU ARE
VOTING ON THE INTERNET OR BY PHONE

Vote Your Consent by Mail
Complete, sign, and date your Consent Form and return it in the postage-paid envelope provided.

PLEASE SIGN EXACTLY AS YOUR NAME APPEARS IN THE LABEL AFFIXED HERETO. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, guardian, corporate officer, etc., please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

Date: ___________________________, 2007
___________________________________________
Printed Name of Stockholder

___________________________________________
Signature of Stockholder

___________________________________________
Signature of Stockholder, if held jointly

IN ORDER FOR YOUR CONSENT TO BE VALID IF VOTING BY MAIL, IT MUST BE DATED. PLEASE COMPLETE, SIGN, DATE AND RETURN YOUR CONSENT FORM PROMPTLY IN THE ENCLOSED ENVELOPE.

Exhibit A

AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION

OF

uVuMobile, Inc.

A Delaware stock corporation

uVuMobile, Inc. (formerly known as Smartvideo Technologies, Inc.), a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify as follows:

FIRST: The original Certificate of Incorporation of the Corporation was filed on November 27, 2000 with the Secretary of State of the State of Delaware (as amended, the “Certificate of Incorporation”).

SECOND: As provided in the most recent amendment to the Certificate of Incorporation, filed on January 3, 2003 with the Secretary of State of the State of Delaware, the prior name of the Corporation, was Smartvideo Technologies, Inc.

THIRD: This Amended and Restated Certificate of Incorporation restates, integrates and amends the Certificate of Incorporation, as heretofore amended, by further amending certain provisions thereof, including, without limitation, to change the name of the Corporation from Smartvideo Technologies, Inc. to uVuMobile, Inc.

FOURTH: This Amended and Restated Certificate of Incorporation was duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware.

FIFTH: The Certificate of Incorporation of the Corporation, as amended to this date, is hereby amended and restated in its entirety to read as follows:

ARTICLE 1. NAME

The name of the corporation is uVuMobile, Inc. (the “Corporation”).

ARTICLE II. REGISTERED OFFICE AND REGISTERED AGENT

The address of its registered office in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, State of Delaware 19801. The name of the registered agent at such address is The Corporation Trust Company.

ARTICLE III. PURPOSES

The nature of the business or purposes to be conducted or promoted is to engage in any lawful act of activity for which corporations may be organized under the Delaware General Corporation Law.

ARTICLE IV. STOCK

4.1 Authorized Shares

The corporation is authorized to issue an aggregate of Two Hundred Million (200,000,000) shares of capital stock (the “Authorized Shares”), with each share having a par value of $0.001. The capital stock shall consist of two classes of shares to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares of Common Stock that the Corporation shall have authority to issue is One Hundred Fifty Million (150,000,000). The total number of shares of Preferred Stock that the Corporation shall have authority to issue is Fifty Million (50,000,000).

4.2 Common Stock

Subject to any preferential rights granted for any series of Preferred Stock, the holders of shares of Common Stock shall be entitled to receive dividends, out of the funds of the Corporation legally available therefore, at the rate and at the time or times, whether cumulative or noncumulative, as may be provided by the Board of Directors. The holders of shares of the Common Stock shall not be entitled to receive dividends thereon other than the dividends referred to in this section. The holders of shares of the Common Stock, on the basis of one vote per share, shall have the right to vote for the election of members of the Board of Directors and the right to vote on all other matters, except those matters on which a separate class of the stockholders of the Corporation vote by class or series to the exclusion of the shares of the Common Stock.

4.3 Preferred Stock

The Preferred Stock may be issued from time to time in one or more series, the shares of each series to have such voting powers, full or limited, and such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof as are stated and expressed herein or in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors. The authority of the Board of Directors with respect to each series of Preferred Stock shall include, but not be limited to, the determination or fixing of the following:
(a)	The number of shares of such series;

(b)	The designation of such series;

(c)
The dividends of such series, the conditions and dates upon which such dividends shall be payable, the relation which such dividends shall bear to the dividends payable on any other class or classes of stock and whether such dividends shall be cumulative or noncumulative;

(d)
Whether the shares of such series shall be subject to redemption by the Corporation and, if made subject to such redemption, the times, prices, rates, adjustments, and other terms and conditions of such redemption;

(e)	The terms and amounts of any sinking fund provided for the purchase or redemption of the shares of such series;

(f)
Whether or not the shares of such series shall be convertible into or exchangeable for shares of any other class or classes or of any other series of any class or classes of stock of the Corporation and, if provision be made for conversion or exchange, the times, prices, rates, adjustments, and other terms and conditions of such conversion or exchange;

(g)
The extent, if any, to which the holders of the shares of such series shall be entitled to vote with respect to the election of the members of the Board of Directors or otherwise, including the right to elect a specified number or class of directors, the number or percentage of votes required for certain actions, and the extent to which a vote by class or series shall be required for certain actions;

(h)	The restrictions, if any, on the issue or reissue of any Preferred Stock;

(i)	The rights of the holders of the shares of such series upon the dissolution of, or upon the distribution of the assets of, the Corporation; and

(j)
The extent, if any, to which any committee of the Board of Directors may fix the designations and any of the preferences or rights of the shares of such series relating to dividends, redemption, dissolution, any distribution of assets of the Corporation or the conversion into or exchange of such shares for shares of any other class or classes of stock of the Corporation or any other series of the same or any other class or classes of stock of the Corporation, or fix the number of shares of any such series or authorize the increase or decrease in the shares of such series.

4.4 Issuance of Shares

The Corporation may from time to time issue and dispose of any of the Authorized Shares for such consideration as may be fixed from time to time by the Board of Directors, without action by the stockholders. The Board of Directors may provide for payment therefore to be received by the Corporation in cash, property, services or such other consideration as is approved by the Board of Directors. Any and all Authorized Shares of the Corporation, the issuance of which has been so authorized, and for which consideration so fixed by the Board of Directors has been paid or delivered, shall be deemed fully paid stock and shall not be liable to any further call or assessment thereon.

ARTICLE V. ACTION WITHOUT A MEETING

Any action required or permitted to be taken at any annual or special meeting of the stockholders may be taken without meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

ARTICLE VI. NO CUMULATIVE VOTING

The right to cumulate votes in the election of members of the Board of Directors shall not exist with respect to shares of stock of the Corporation.

ARTICLE VII. NO PREEMPTIVE RIGHTS

No preemptive rights shall exist with respect to shares of stock or securities convertible into shares of stock of the Corporation.

ARTICLE VIII. INCORPORATOR

The name and mailing address of the incorporator is as follows:

Name	Mailing Address

Tiffanie Kilmer	Dorsey & Whitney LLP 1420 Fifth Avenue, Suite 3400 Seattle, WA 98101

ARTICLE IX. DIRECTORS

The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. The number of directors shall be specified in the Bylaws. The directors need not be elected by ballot unless required by the Bylaws of the Corporation.

ARTICLE X. BYLAWS

In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter or repeal the Bylaws of the Corporation.

ARTICLE XI. AMENDMENT OF CERTIFICATE OF INCORPORATION

The Corporation reserves the right to amend, alter, change or repeal any provisions contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

ARTICLE XII. PERPETUAL DURATION

The corporation is to have perpetual existence.

ARTICLE XIII. LIMITATION OF DIRECTOR LIABILITY

A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation law is amended after the effective date of this article to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

IN WITNESS WHEREOF, I have signed this certificate on ____________________, 2007 and I affirm the statements contained herein as true under penalties of perjury.

________________________________ David Ross President and Chief Executive Officer

ATTEST:

______________________________________
Ronald A. Warren
Secretary